UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NEUPHORIA THERAPEUTICS INC.

(Name of Registrant as Specified in Its Charter)

LYNX1 MASTER FUND LP

LYNX1 CAPITAL MANAGEMENT LP

WESTON NICHOLS

NATHALI PARTYKA ZAMORA

STEPHEN DOBERSTEIN

KIMBERLY SMITH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Lynx1 Master Fund LP, together with its affiliates (collectively, “Lynx1”), has filed a definitive proxy statement and accompanying BLUE universal proxy card with the U.S. Securities and Exchange Commission to solicit proxies for the election of Lynx1’s slate of highly qualified independent director candidates at the 2025 annual meeting of stockholders of Neuphoria Therapeutics Inc., a Delaware corporation.

On December 8, 2025, Lynx1 issued the following press release:

Leading Advisory Firms Recommend Voting FOR Lynx1’s Independent Nominees

Glass Lewis Recommends Voting FOR Lynx1’s Independent Nominee, Stephen Doberstein, Ph.D.

Egan-Jones Recommends Voting FOR Both of Lynx1’s Independent Nominees

Shareholders are Urged to Vote FOR Lynx1’s Independent Nominees on the BLUE Card

Dorado, PR, Dec. 8, 2025 – Lynx1 Master Fund LP (together with its affiliates, “Lynx1”), the beneficial owner of 875,328 shares of common stock, par value $0.00001 per share (“Common Stock”), of Neuphoria Therapeutics Inc., a Delaware corporation (“Neuphoria” or the “Company”), today announced that leading independent proxy advisory firms have recommended that shareholders support meaningful boardroom change—with Glass, Lewis & Co., LLC (“Glass Lewis”) recommending that shareholders vote FOR Stephen Doberstein, Ph.D., Lynx1’s Independent Nominee, at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”), and Egan-Jones Ratings Company (“Egan-Jones”) recommending that shareholders vote FOR both of Lynx1’s Independent Nominees, Dr. Doberstein and Kimberly Smith.

Neuphoria’s scientific potential is worth fighting for, but only with the right leadership and governance. Independent oversight is essential to restoring credibility, ensuring disciplined capital allocation and ultimately delivering value for patients and all stakeholders. Both proxy advisory firms underscore the need for change: Egan-Jones recommends supporting both of Lynx1’s Independent Nominees, and while Glass Lewis recommends support for Dr. Doberstein, it also expressly recognizes Ms. Smith’s strong qualifications and independence. Shareholders deserve the benefit of the complementary expertise both Independent Nominees bring. We strongly encourage Neuphoria shareholders to vote FOR Dr. Stephen Doberstein, Ph.D. and Kimberly Smith on the BLUE universal proxy card, and to WITHHOLD on the Company’s nominees at the Annual Meeting.

In its report, Glass Lewis confirmed the need for highly-qualified, independent directors on the Neuphoria board:

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“[The Company’s actions] …underscore the need for stronger independent oversight, particularly in light of concerns regarding the Company’s capital allocation decisions and the rapid expansion of the Company’s share count.”

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“…the addition of [Dr. Doberstein] to the Company’s five-member board would not be unduly disruptive to the Company’s ongoing strategic review process, but rather, could enhance credibility among investors… we believe the addition of [Dr. Doberstein] strikes the best balance of preserving board continuity and adding targeted expertise, particularly during a sensitive evaluation period.”

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“In our view, Mr. Doberstein has highly relevant experience and expertise, which could be beneficial to the Company as it navigates its current circumstances… we see no evidence to suggest that Mr. Doberstein lacks independence or would be beholden to the interests of Lynx1 over other shareholders. We acknowledge that Dissident Nominee Kimberly Smith also has a relevant background—two decades of experience in equity investment and equity research roles within the biotech and healthcare space—and appears to be sufficiently independent.”

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“…we believe shareholders should oppose the re-election of Mr. David Wilson due to his related party advisory relationship with the Company, his lack of independence as a result thereof, his relatively long board tenure spanning nearly a decade, and the Company’s mixed track record during his tenure… two of the Company’s five incumbent directors are not independent. We believe this raises concerns about the objectivity and independence of the board and its ability to perform its proper oversight role…”

Likewise, Egan-Jones sharply criticized the incumbent board’s sustained value destruction, lack of financial discipline and entrenchment tactics—including its dismissive response to Lynx1’s indication of interest—concluding that Lynx1 makes a compelling case for urgent boardroom change:

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“Based on our analysis, we have concluded that Neuphoria has exhibited persistent financial underperformance, reflecting a lack of financial discipline in how its pipeline has been executed. In our view, Lynx1 has articulated a compelling argument that highlights the Company’s strategic missteps. Additionally, Lynx1’s case supports the need for meaningful boardroom change so that independent, highly qualified directors can rigorously evaluate strategic alternatives and better align the Company’s direction with the interest of the shareholders.”

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“…Neuphoria’s total shareholder return (TSR) has been in a steep and persistent decline since late 2021, falling to roughly -97% and fluctuating near that value, with only brief, small rebounds…Neuphoria has lost almost all of its value since inception. This scenario underscores Lynx1’s argument that Neuphoria has massively underperformed both its peers and the wider market. At its current rate, the Company is approaching a near-complete loss of value.”

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“After Lynx1 made an initial $5.20/share cash offer on November 10, 2025 (a 27% premium, fully financed), Neuphoria’s Board stalled, refused engagement, and proceeded with the share issuance, creating valuation uncertainty. Regardless of whether the at-the-market (ATM) issuance was intended as a response to potential takeover activity, the Board, as fiduciaries, could have constructively negotiated with Lynx1, whose position as the largest shareholder suggests interests broadly aligned with other investors.”

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“Given the Company’s current financial condition and history of value erosion, the Board should be focused on identifying and pursuing the best available path to maximize long-term value for all shareholders, rather than adopting measures that limit their participation. This includes running a disclosed and well-communicated strategic review to engage with credible bidders and investors, rather than disenfranchising shareholders.”

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and words such as “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” “may,” “will,” “projects,” “targets,” “forecasts,” “seeks,” “could” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of the release and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Lynx1. Although Lynx1 believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of the release, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Lynx1 will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events, except as required by applicable law.

Certain Information Concerning the Participants

On November 24, 2025, Lynx1 Master Fund LP, a Cayman Islands exempted limited partnership (“Lynx1” and together with the other participants named herein collectively, the “Lynx1 Participants”) filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Lynx1’s slate of highly qualified, independent director nominees at the 2025 annual meeting of stockholders of Neuphoria Therapeutics Inc., a Delaware corporation (the “Company”). Also on November 24, 2025, the Lynx1 Participants began dissemination of their definitive proxy statement and accompanying BLUE universal proxy card to stockholders of record of the Company as of October 15, 2025. The participants in the proxy solicitation are expected to be Lynx1 Master Fund LP, Lynx1 Capital Management LP (the “Investment Manager”), Mr. Weston Nichols (managing partner of the Investment Manager), Ms. Nathali Partyka Zamora, Dr. Stephen Doberstein and Ms. Kimberly Smith. As of the date hereof, Lynx1, the Investment Manager and Mr. Weston Nichols beneficially own 875,328 shares of common stock, par value $0.00001 per share (the “Common Stock”) of the Company. Neither Dr. Stephen Doberstein nor Ms. Kimberly Smith beneficially owns any shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

THE LYNX1 PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO OKAPI PARTNERS LLC, THE PARTICIPANTS’ PROXY SOLICITOR.

Media Contact:

Weston Nichols

Lynx1 Capital Management LP

Email: NEUP@lynx1bio.com

Investor Contact:

Okapi Partners LLC

Direct: (212) 297-0720

Toll Free: (877) 629-6357

Email: info@okapipartners.com